UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2005

Behringer Harvard REIT I, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1605
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) - (c)   On May 31, 2005, following the 2005 Annual Meeting of Stockholders, the Board of Directors of the Registrant unanimously appointed Robert M. Behringer as Chief Executive Officer, Chief Investment Officer and Chairman of the Board of the Registrant and Robert S. Aisner as President and Chief Operating Officer of the Registrant. Previously, Mr. Behringer had served as Chief Executive Officer, President, Chief Investment Officer and Chairman of the Board of the Registrant. Mr. Aisner has served as Chief Operating Officer of the Registrant since February 2003. Both Messrs. Behringer and Aisner have been directors of the Registrant since its inception in 2002 and continue to serve as directors.

Mr. Aisner, 58, has over 30 years of commercial real estate experience. From 1996 until joining the Registrant as a director in 2002, Mr. Aisner served as (i) Executive Vice President of Amli Residential Properties Trust, a New York Stock Exchange listed real estate investment trust, or REIT, that is focused on the development, acquisition and management of upscale apartment communities and serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities, (ii) President of Amli Management Company, which oversees all of Amli’s apartment operations in 80 communities, (iii) President of the Amli Corporate Homes division that invests in and manages corporate housing properties, (iv) Vice President of Amli Residential Construction, a division of Amli that performs real estate construction services, and (v) Vice President of Amli Institutional Advisors, the Amli division that serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities. Mr. Aisner also served on Amli’s Executive Committee and Investment Committee from 1999 until 2003. From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management company. From 1984 to 1994, he was employed by HRW Resources, Inc., a real estate development company, where he served as Vice President.

Mr. Aisner was also appointed President and Chief Operating Officer of Behringer Harvard Holdings, LLC and President of Harvard Property Trust, IMS, HPT Management and Behringer Development effective as of May 31, 2005. Prior to that, and since February 2003, Mr. Aisner had served as Executive Vice President - Real Estate Operations of Behringer Harvard Holdings, LLC and President of Harvard Property Trust, IMS, HPT Management and Behringer Development. Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire.

The Registrant’s executive officers, including Mr. Aisner, do not receive compensation directly from the Registrant for services rendered to it. The Registrant’s executive officers are also officers of Behringer Advisors LP, its advisor, and other affiliates of Behringer Advisors LP and are compensated by an affiliate of Behringer Harvard Holdings, LLC for their services to the Registrant as well as their services to other affiliates of the Registrant. A description of the fees that the Registrant pays to its advisor and other affiliates is set forth in the Registrant’s Proxy Statement dated April 15, 2005 under “Certain Transactions” and is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: June 6, 2005	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President - Corporate Development & Legal and Secretary

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